UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):   October 17, 2007

                                   Cosi, Inc.
--------------------------------------------------------------------------------
                   (Exact Name of Registrant as Specified in Its Charter)

      Delaware                      000-50052                  06-1393745
--------------------------------------------------------------------------------
  (State or Other             (Commission File Number)       (IRS Employer
Jurisdiction of Incorporation)                            Identification No.)


1751 Lake Cook Road, 6th Floor; Deerfield, Illinois               60015
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:   (847) 597-8800


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In conjunction with Gilbert Melott's resignation as Chief People Officer of Cosi, Inc. (the "Company") on October 10, 2007, the Company entered into a Separation Agreement and General Release (the "Agreement") with Mr. Melott, providing that the employment relationship between the Company and Mr. Melott terminated on October 17, 2007. Pursuant to the Agreement, (i) all unvested shares of restricted stock held by Mr. Melott and (ii) 20,000 stock options having an exercise price of $2.02 held by Mr. Melott, became fully vested immediately prior to the close of business on October 17, 2007. All other unvested stock options held by Mr. Melott will be terminated. Under the Agreement, Mr. Melott released the Company from any and all claims relating to his employment or otherwise, with limited exceptions, including with respect to his indemnification by the Company. The Agreement also provides that Mr. Melott will be subject to customary confidentiality, non-compete and non-solicitation provisions.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Cosi, Inc.

Date:  October 23, 2007

                                          /s/ WILLIAM E. KOZIEL
                                         ---------------------------------------
                                         Name:  William E. Koziel
                                         Title: Chief Financial Officer